                     [SIMPSON THACHER & BARTLETT LETTERHEAD]

                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000

                                  ------------

                            FACSIMILE (212) 455-2502





                                                           January 3, 2003


American Axle & Manufacturing Holdings, Inc.
1840 Holbrook Avenue
Detroit, Michigan 48212

Ladies and Gentlemen:

         We have acted as counsel to American Axle & Manufacturing Holdings, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the sale by those selling stockholders of the Company (the "Selling Stockholders") named in the Registration Statement, of an aggregate of up to 12,585,992 shares of common stock par value $0.01 per share, all which have been issued and are outstanding (the "Shares"). The prospectus contained in the Registration Statement also relates to 1,425,000 shares previously registered, but which remain unsold, under a Registration Statement previously filed by the Company on Form S-3 (file no. 333-83946).

         We have examined the Registration Statement and a form of the share certificate which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have

American Axle & Manufacturing Holdings, Inc.                     January 3, 2003



relied upon certificates of public officials and of officers and representatives of the Company.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

         We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.


                                     Very truly yours,


                                     /s/ Simpson Thacher & Bartlett


                                     SIMPSON THACHER & BARTLETT